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                                                                    Exhibit 10.6

                              Amended and Restated
          Jefferson Federal Savings and Loan Association of Morristown

                1995 Management Recognition and Development Plan

         1.    Purpose; Definitions.

         The purpose of the Plan is to increase the proprietary and vested interest of the key Employees of the Association and its Affiliates and Eligible Directors in the growth, development and financial success of the Association by granting them awards of Restricted Shares.

         Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicated to the contrary.

         "Affiliate" shall mean Jefferson Bancshares, M.H.C. and any "subsidiary" of the Association as defined in Section 424(f) of the Code.

         "Association" shall mean Jefferson Federal Savings and Loan Association of Morristown, Morristown, Tennessee.

         "Award" shall mean an award of Restricted Shares under the Plan.

         "Board" shall mean the Board of Directors of the Association.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Designated Beneficiary" shall have the meaning set forth in Section
2.2 hereof.

         "Effective Date" shall have the meaning set forth in Section 5.1 hereof.

         "Eligible Director" shall mean a member of the Board who is not also an Employee.

         "Employee" shall mean any person who is currently employed by the Association or an Affiliate, including officers and officers who are members of the Board.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Participant" shall mean an Employee or Eligible Director to whom an award of Restricted Shares is granted pursuant to the Plan.

         "Plan" shall mean this Jefferson Federal Savings and Loan Association of Morristown 1995 Management Recognition and Development Plan, as hereinafter amended from time to time.

         "Restricted Shares" shall mean Shares which are awarded to an Eligible Director or Employee that are subject to the transfer and forfeitability restrictions described in Section 4.2.

         "Share" shall mean a share of the Association's common stock, par value $1.00 per share.

         2.    Administration.

         2.1   Administration

         The Plan shall be administered by the Board, which shall have the power to interpret the Plan and to adopt such rules for the administration, interpretation and application of the Plan as are consistent with its terms and provisions and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Board shall be binding upon all persons, including the

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Association, stockholders, directors, Participants and Designated Beneficiaries.
The Secretary of the Association shall be authorized to implement the Plan in accordance with its terms, and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the awards hereunder, and all members of the Board shall be fully protected by the Association in respect to any such action, determination or interpretation.

         2.2   Designated Beneficiaries

         If a Participant dies prior to receiving any payment due under the Plan, such payment shall be made to his Designated Beneficiary. A Participant's Designated Beneficiary shall be the beneficiary specifically designated by a Participant in writing to receive amounts due the Participant in the event of the Participant's death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant's surviving spouse or, if none, his estate.

         3.    Shares Subject To The Plan.

         3.1   Shares Subject to the Plan

         The maximum number of Shares that may be the subject of Awards under this Plan shall be 12,000. The Association shall reserve such number of Shares for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Association's treasury, or partly out of each. In the event that a trust is established in connection with the Plan pursuant to
Section 5.4, the Association may authorize the trustees of the trust to purchase Shares in the open market and such shares shall be included in the number of shares that may be the subject of Awards. In the event that Restricted Shares are forfeited for any reason, such Shares shall thereafter again be available for award pursuant to the Plan.

         3.2   Changes in the Association's Shares

         In the event that the Board shall determine that any recapitalization, reorganization, merger, consolidation, stock split, spin-off, combination, or exchange of Shares, or other similar corporate event affects the Shares such that an adjustment is required in order to preserve the benefits or potential benefits intended under this Plan, the Board shall, in its sole discretion, and in such manner as it may deem equitable, adjust any or all of the number and kind of Shares which thereafter may be awarded under the Plan, or the number and kind of Shares subject to outstanding awards; provided, however, that the number of Shares subject to any award shall always be a whole number.

         4.    Restricted Shares

         4.1   Eligibility; Awards Under the Plan

         (a) Employees. Employees (including officers and employee directors of the Association) shall be eligible to participate in the Plan upon designation by the Board; provided, however, that no Employee may receive an Award covering in excess of twenty-five (25) percent of the number of Shares reserved for issuance under the Plan. To the extent that Shares are available for grant under the Plan, the Board may determine which of the Employees shall be granted an Award and the number of Restricted Shares covered by each Award. In selecting those Employees to whom Awards will be granted and the number of Shares covered by such Awards, the Board shall consider the position and responsibilities of the eligible Employees, the length and value of their services to the Association and its Affiliates, the compensation paid to the Employees and any other factors the Board may deem relevant, and the Committee may request the written recommendation of the Chief Executive Officer and other senior executive officers of the Association and its Affiliates.

         (b) Eligible Directors. Eligible Directors shall be eligible to receive Awards upon designation by the Board; provided, however, that no Eligible Director may receive an Award covering in excess of five (5) percent of the number of Shares reserved for issuance under the Plan and all Eligible Directors, as a group,

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may not receive in excess of thirty (30) percent of the number of shares received for issuance under the Plan.

         (c) Fractions of Shares. Whenever under the terms of the Plan a fractional share would be required to be issued, the fractional share shall be rounded up to the next full share.

         4.2   Terms of Awards

         The Restricted Shares awarded hereunder shall be awarded only pursuant to a written agreement, which shall be executed by the Participant and a duly authorized officer of the Association and which shall contain the following terms and conditions:

         (a) Acceptance of Award. An award of Restricted Shares must be accepted by the Participant within a period of sixty (60) days (or such other period as the Board may specify at grant) after the award date by the execution of a Restricted Share award agreement in the form provided by the Association.

         (b) Restrictions and Conditions. The Restricted Shares awarded to a Participant pursuant to this Section 4 shall be subject to the following restrictions and conditions:

               (i) A Participant shall not be permitted to sell, transfer, pledge, assign, vote or otherwise encumber Restricted Shares awarded under the Plan prior to the date on which such shares vest in accordance with clause,
(iii), except in accordance with the laws of descent and distribution.

               (ii) Except as provided in clause (i) and this clause (ii), the Participant shall have, with respect to the Restricted Shares, all of the rights of a stockholder of the Association, including the right to receive any cash dividends declared on them; provided, however, that cash dividends shall be paid to a Participant only when the Shares on which such dividends were paid become fully vested and nonforfeitable. Stock dividends, if any, issued with respect to Restricted Shares shall be treated as additional Restricted Shares that are subject to the same restrictions and other terms and conditions that apply with respect to the Restricted Shares with respect to which such dividends are paid.

               (iii) Subject to the applicable provisions of the Restricted Share award agreement and this Section, a Participant's interest in Shares shall immediately become fully vested and nonforfeitable, and the restrictions set forth in this Section 4.2 shall lapse (x) ratably over a five (5) year period whereby twenty (20) percent of the Award shall vest on each of the first through the fifth anniversaries of the date of grant or, (y) upon the Participant's death or total disability,. All determinations as to whether a Participant has become totally disabled shall be made by a majority of the Board (or, in the case of an Eligible Director, a majority of the remaining members of the Board) upon the basis of such evidence as its deems necessary or desirable, and shall be final and binding on all interested persons.

         4.3   Stock Certificates

         A stock certificate registered in the name of each Participant receiving a Restricted Share award (or in the name of a trustee for the benefit of each Participant) shall be issued in respect of such shares. Such certificate shall bear whatever appropriate legend referring to the terms, conditions, and restrictions applicable to such award as the Board shall determine. The Board may, in its sole discretion, require that the stock certificates evidencing Restricted Shares be held in custody by the Association (or in trust by a trustee) until the restrictions thereon shall have lapsed.

5.       Miscellaneous.

         5.1   Shareholder Approval; Effective Date.

         The Plan shall become effective only upon approval by a majority of the Association's stockholders (determined without regard to Shares held by Jefferson Bancshares, M.H.C.) at a meeting held within twelve (12) months of the adoption of the Plan by the Board and shall continue in effect until the tenth anniversary of the Effective Date.

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         5.2   Amendment, Suspension or Termination of the Plan

         The Plan may be wholly or partially amended or otherwise modified, suspends or terminated at any time or from time to time by the Board; provided, however, that amendments to the Plan shall not be effective unless approved by the affirmative vote of the stockholders of the Association owning a majority of the outstanding shares of the Association at a meeting of stockholders of the Association held within twelve (12) months of the date of adoption of such amendment, where such amendment will:

         (a) increase the total number of Shares reserved for the purposes of the Plan;

         (b) change in any respect the class of persons who are eligible to be Participants;

         (c)   extend the maximum period for granting awards as provided herein;
or

         (d) otherwise materially increase the benefits accruing to Participants under the Plan.

         Notwithstanding the foregoing, Section 4.1(b) may not be amended more than once in any six-month period other than to conform with changes in the Code or the Employee Retirement Security Act of 1974, as amended.

         From and after the Effective Date, neither the amendment, suspension nor termination of the Plan shall, without the consent of the Participant, alter or impair any rights or obligations under any award theretofore granted. No awards may be granted during any period of suspension nor after termination or expiration of the Plan.

         5.3   Regulations and Other Approvals

         (a) The obligation of the Association to deliver Shares with respect to any award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board.

         (b) The Board may make such changes as may be necessary or appropriate to comply with the rules or requirements of any governmental authority.

         (c) Each award of Shares is subject to the requirement that, if at any time the Board determines, in its sole discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any United States, state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, issuance of Shares, no Shares shall be issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Board.

         (d) In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act of 1933 or regulations thereunder, and the Board may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Association in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution. The certificate for any Shares acquired pursuant to the Plan shall include any legend that the Board deems appropriate to reflect any restrictions on transfer.

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         5.4   Trust Arrangement

               All benefits under the Plan represent an unsecured promise to pay by the Association. The Plan shall be unfunded and the benefits hereunder shall be paid only from the general assets of the Association resulting in the Participants having no greater rights than the Association's general creditors; provided, however, that nothing herein shall prevent or prohibit the Association from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan.

         5.5   Governing Law

               The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Tennessee without giving effect to the choice of law principles thereof.

         5.6   Titles; Construction

               Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, when the context so indicates.

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